Exhibit 5.1
ING
Eric G. Banta
Counsel
September 26, 2006
Members of the Board of Directors
ING USA Annuity and Life Insurance Company
1475 Dunwoody Drive
West Chester, PA 19380-1478
Re: ING USA Global Funding Trust 3 - $400,000,000 Extendible Secured Medium-Term Notes due 2016
Ladies and Gentlemen:
     The undersigned, as Counsel with ING U.S. Legal Services, and in that capacity acting as counsel for ING USA Annuity and Life Insurance Company, an Iowa stock insurance corporation (the “Company”), delivers this opinion in connection with the issuance by ING USA Global Funding Trust 3 (the “Trust”) of $400,000,000 aggregate principal amount of the Trust’s Extendible Secured Medium-Term Notes due 2016 (the “Notes”) and the delivery of the Funding Agreement No. RMTN-3 by the Company (the “Funding Agreement”). I or other attorneys under my supervision have reviewed the documents relating to the establishment of a program (the “Program”) pursuant to which one or more newly formed common law trusts each will issue secured medium-term notes, with each trust’s notes to be secured by a funding agreement (in the form filed as an exhibit to the Registration Statement (as defined below)) to be entered into between the Company and the relevant trust.
     Each trust will be formed for the sole purpose of facilitating the issuance of secured medium-term notes. The Company has filed a Registration Statement on Form S-3 (File No. 333-123457), on March 18, 2005, as amended by Amendment No. 1, filed on April 22, 2005, Amendment No. 2, filed on May 17, 2005, Post-Effective Amendment No. 1 filed on June 16, 2006 and Post-Effective Amendment No. 2 filed on September 8, 2006 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”) including a prospectus (including the documents incorporated by reference therein, the “Prospectus”) relating to secured medium-term notes, a prospectus supplement to the Prospectus relating to secured medium-term notes to be sold to institutional investors (the “Institutional Prospectus Supplement” and, together with the Prospectus, the “Institutional Prospectus”) and a prospectus supplement to the Prospectus relating to secured medium-term notes. Under the INGSM USA CoreNotes® program to be issued from time to time by the trusts Primarily to retail investor’s (the “Retail Prospectus Supplement” and, together with the Prospectus, the “Retail Prospectus”).

     The undersigned, as counsel for the Company, is familiar with and has examined, either personally or through attorneys under the direction, supervision or control of the undersigned, the articles of incorporation and bylaws of the Company, other corporate records, instruments and other documents as deemed necessary or appropriate in order to render the opinions set forth herein. In rendering the opinion expressed below, the undersigned has assumed the due authorization, execution and delivery of the Funding Agreement by the parties thereto, other than as to the authorization, execution and delivery by the Company.
     Based upon the foregoing, and relying upon the correctness of all statements of fact contained in the certificates, records, and other documents which the undersigned has examined either personally or through attorneys under the direction, supervision or control of the undersigned, and subject to the limitations, qualifications, caveats and exceptions set forth below, the undersigned is of the opinion that:
1. The Funding Agreement constitutes the legal and binding obligations of the Company in accordance with its terms, except to the extent limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors’ rights generally, and to general principles of equity, including applicable insurance company insolvency laws.
     I express no opinion herein other than as to the law of the State of Colorado. This opinion is rendered as of the date hereof and I assume no obligation to update or supplement this letter to reflect any circumstances which may hereafter come to my attention with respect to the opinion and statements set forth above, including any changes in law or fact (or the effect thereof on the opinions expressed herein) that hereafter may come to my attention.
     I hereby consent to the filing of this letter as an exhibit to the Current Report on Form 8-K filed by the Company in connection with the issuance and sale of the Notes, incorporated by reference to the Registration Statement and to the use of my name in the Pricing Supplement. In giving such consent, I do not thereby concede that I am within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.
Very truly yours,
/s/ Eric G. Banta
Counsel
ING U.S. Legal Services